                                                                                                           EXHIBIT 99.5


                                                  Unaudited Pro Forma Condensed Consolidated Statement of Operations

                                                                  Fiscal Year Ended September 30, 2004

                                    Rayovac                 Pro Forma       Rayovac     United        United Pet
                                   Corporation  Microlite(1)Adjustments    Combined   Industries(5)   Group(6)   Nu-Gro(7
                                   -----------  ----------  -----------    ---------  -----------     ---------  --------
                                                                      ($ in millions)

Consolidated Statement of
   Operations
Net sales                          $  1,417.2   $     37.6  $       --     $ 1,454.8  $     640.9  $   206.8  $   89.8
Cost of goods sold                      811.9         28.3          --         840.2        423.7      136.6      69.8
Restructuring and related charges        (0.8)          --          --          (0.8)          --         --        --
                                   -----------  ----------  -----------     ---------- -----------  ---------  --------
Gross profit                            606.1          9.3          --         615.4        217.2       70.3      20.0
Operating expenses:
   Selling, general and
      administrative expenses           437.7         15.7         3.2(2)      456.6        165.7       55.3      11.8
   Restructuring and related
      charges                            12.2           --          --          12.2           --         --        --
                                   -----------  ----------  -----------     ---------- -----------  ---------  --------
                                        449.9         15.7         3.2         468.8        165.7       55.3      11.8
Operating income (loss)                 156.2         (6.4)       (3.2)        146.6         51.5       15.0       8.2
Interest expense                         65.7          4.4        (2.2)(3)      67.8         42.5        7.3       0.6
Other expense (income), net               0.1         (0.1)         --            --           --         --        --
Minority interest                        (0.1)          --          --          (0.1)          --         --        --
                                   -----------  ----------  -----------     ---------- -----------  ---------  --------
Income (loss) from continuing
   operations before income taxes        90.5        (10.7)       (1.0)         78.9          9.0        7.7       7.6
Income tax expense (benefit)             34.4           --          --(4)       34.4        (96.2)       5.9       2.8

Net income from continuing
   operations                      $     56.2   $    (10.7) $     (1.0)    $    44.5  $     105.2  $     1.8  $    4.8
                                   ===========  ==========  ===========     ========== ===========  =========  ========


Basic net income per common share  $     1.68
                                   ===========
Weighted average shares of
   common stock outstanding         33,433,000
                                   ===========

Diluted net income per common
   share                           $     1.62
                                   ===========
Weighted average shares of
   common stock outstanding         34,620,000
                                   ===========


==================================
         [Table continued]
==================================

                        Unaudited Pro Forma Condensed Consolidated Statement of Operations

                                       Fiscal Year Ended September 30, 2004



                                                                                   Rayovac &
                                                                                   United
                                                     United                           Pro
                                    Pro Forma       Industries     Pro Forma         Forma
                                    Adjustments     Combined       Adjustments     Combined
                                    -----------     --------       -----------     ---------


Consolidated Statement of
   Operations
Net sales                           $        --      $  937.5   $      --        $  2,392.3
Cost of goods sold                         7.9(8)       638.0       (55.5)(12)      1,422.7
Restructuring and related charges            --            --          --              (0.8)
                                     -----------      --------   -----------     -----------
Gross profit                              (7.9)        299.5         55.5             970.5
Operating expenses:
   Selling, general and
      administrative expenses              1.1(9)        233.9       55.5 (12)        746.0
   Restructuring and related
      charges                               --             --          --              12.2
                                     -----------      --------   -----------     -----------
                                           1.1         233.9         55.5             758.2
Operating income (loss)                   (9.0)         65.6           --             212.2
Interest expense                           1.2(10)      51.6          2.3 (13)        121.8
Other expense (income), net                 --             --        (0.9)(14)         (0.9)
Minority interest                           --             --          --              (0.1)
                                     -----------      --------   -----------     -----------
Income (loss) from continuing
   operations before income taxes        (10.3)         14.0         (1.4)             91.4
Income tax expense (benefit)              (3.9)(11)    (91.5)        (0.5)            (57.6)(16)

Net income from continuing
   operations                       $     (6.4)     $  105.5   $     (0.9)            149.0
                                     ===========      ========   ===========     ===========


Basic net income per common share                                                $     3.16
                                                                                 ===========
Weighted average shares of
   common stock outstanding                                                      47,183,000 (17)
                                                                                 ===========

Diluted net income per common
   share                                                                               3.08
                                                                                 ===========
Weighted average shares of
   common stock outstanding                                                      48,370,000 (17)
                                                                                 ===========

   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1) Represents the unaudited historical operating results for Microlite for the period from October 1, 2003 to May 28, 2004.

(2) Reclassification of Microlite expenses from interest expense to selling, general and administrative expenses to conform to the Rayovac presentation.

(3) Reclassification of Microlite expenses to conform to Rayovac's presentation, net of additional interest expense of $0.9 million incurred in connection with the acquisition of Microlite.

(4) No net income tax benefit has been recognized in connection with Microlite's operating loss for the period from October 1, 2003 to May 28, 2004. Based on historical levels of income and the length of time required to utilize its deferred tax assets, Rayovac determined that it was more likely than not that it would not fully utilize its Microlite deferred tax assets and therefore recorded a valuation allowance against the benefit of such losses.

(5) Represents the historical operating results for United for the twelve-month period ended September 30, 2004, including the results of United Pet Group from July 30, 2004, its date of acquisition, through September 30, 2004, and Nu-Gro from April 30, 2004, its date of acquisition, through September 30, 2004.

(6) Represents the historical operating results for United Pet Group for the period from October 1, 2003 to July 30, 2004.

(7) Represents the historical operating results for Nu-Gro for the period from October 1, 2003 to April 30, 2004.

(8) Represents a reclassification of $7.7 million of United Pet Group freight costs from selling, general and administrative expenses to conform with the accounting treatment for such costs by United. The adjustment also includes an adjustment to record incremental depreciation expense related to property and equipment acquired in the United Pet Group acquisition based on estimated fair values. Such property and equipment is being depreciated using the straight-line method over varying periods, the average of which is approximately 10 years.

(9) Represents an adjustment to record approximately $8.8 million of incremental amortization expense related to intangible assets (other than goodwill) acquired in the United Pet Group and Nu-Gro acquisitions, based on estimated fair values. Intangible assets acquired included trade names, patents and customer relationships. The majority of acquired trade names are being amortized using the straight-line method over periods ranging from 5 to 40 years, while several trade names have been determined to have indefinite lives. Patents acquired and customer relationships are being amortized using the straight-line method over 15 years and 5 years, respectively. This adjustment is partially offset by the reclassification of $7.7 million of United Pet Group freight costs from selling, general and administrative expenses to cost of goods sold to conform with the accounting treatment for such costs by United.

(10) Represents the change in interest expense related to the senior credit facility executed by United on April 30, 2004, a portion of the proceeds of which were used to finance the Nu-Gro acquisition, and the amendment of such senior credit facility on July 30, 2004, a portion of the proceeds of which were used to finance the United Pet Group acquisition.

(11) Represents the income tax benefit associated with the adjustments described herein to arrive at an estimated pro forma 2004 statutory tax rate of 38%.

(12) Represents a reclassification of freight costs from cost of goods sold to selling, general and administrative expenses to conform with the accounting treatment for such costs by Rayovac.

(13) Represents increased interest expense, net of a reclassification of interest income, associated with the debt issued and refinanced in connection with the transactions. The effect of a 0.125% change in the expected interest rate on the approximately $1 billion of variable rate debt to be incurred in connection with the transactions is approximately $1.3 million.

(14) Represents a reclassification of interest income from interest expense, net, to conform to Rayovac's presentation.

(15) Represents the income tax benefit associated with the adjustments described herein to arrive at an estimated pro forma 2004 statutory tax rate of 38%.

(16) Includes a reduction of income tax expense of $104.1 million, reflecting a full reversal of United's valuation allowance originally established against the tax deductible goodwill deduction and certain net operating loss carryforwards that were generated in 1999 through 2003. Based on historical levels of income and the length of time required to utilize its deferred tax assets, Rayovac determined that it was more likely than not that it would fully utilize its deferred tax assets and that it was no longer necessary to maintain a valuation allowance. The following table excludes this one-time adjustment from income tax expense in arriving at net income:


                                                               Rayovac &
                                                               United Pro
                                                                 Forma                 Tax                Pro Forma
                                                                Combined           Adjustment             Adjusted
                                                              ------------         ------------           ----------
Income from continuing operations before income taxes         $       91.4         $           --          $     91.4
Income tax expense (benefit)                                         (57.6)                104.1                 46.5
                                                              -------------        -------------          -----------
Income from continuing operations                             $      149.0         $      (104.1)         $      44.9
                                                              =------------        =-------------         =----------

(17) Increase to weighted average shares outstanding due to the assumed issuance of 13.75 million shares of Rayovac common stock on October 1, 2003.